Exhibit 10.36

EXECUTION COPY

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is made and entered into as of the 19th day of April, 2005 (the “Effective Date”), by and between AMEDICA CORP., a Delaware corporation (“Amedica”), and Andrew T. Dailey, M.D. (“Dailey”):

RECITALS:

A. Amedica is in the business of designing, developing and selling various products and applications for medical and biomedical uses and from various materials, including the use of advanced ceramic materials.

B. Amedica desires to continue to encourage, through collaboration among two or more professionals (“Collaborators”), the conceiving, development, testing, marketing and dealing with novel devices for implant in or use with the spine in medical and surgical procedures (“Devices”), whether manufactured from ceramic materials or other materials.

C. Dailey is a neurosurgeon having knowledge and expertise relating to the spine.

D. The parties desire to enter into arrangements between the parties to assist in the future development, approval, trial and clinical use of Devices.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and represent as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

a. “Development Services” means the development and related services as requested by Amedica relating to the conceptualization, development, testing, approval and related matters involving the Devices more fully described in Section 2, below.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

b. “Devices” means all ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials, whether or not patentable, including all rights to obtain, perfect or enforce any proprietary interests therein, in the Field of Interest, which Dailey, whether alone or in concert with others, may conceive, reduce to practice or develop during the Term (or, if based on or related to any confidential or proprietary information of Amedica, within [***********] after the termination of this Agreement), alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of Amedica, or otherwise. These Devices include but are not limited to those items more fully identified on Schedule A attached hereto.

c. “Field of Interest” means the development, testing and commercializing of biomedical or surgical devices, covered by current Amedica patent applications and further Amedica developments, and utilizing ceramic materials, intended for use in diagnosing, preventing or treating diseases or conditions affecting the spine or related structure or tissues or any applications thereof. Amedica may expand or otherwise change the definition of its Field of Interest at any time, as long as this expansion continues to be related to ceramic materials, which new definition will be binding upon Dailey ten (10) days after written notice to Dailey thereof.

d. “Collaborators” refer to the list of professionals more fully identified on Schedule B attached hereto.

2. Cooperative Development Arrangements. The parties intend that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

Dailey, in collaboration and cooperation with the Collaborators shall diligently perform the Development Services and provide reasonable input and expertise from Dailey and each Collaborator hereunder. The Development Services shall include, without limitation, the following

a. Examining and reviewing the characteristics of the Devices and the nature of the materials with which the Devices are constructed.

b. Providing expertise in ideas and testing pertaining to the Devices, and coordination with other Amedica personnel and third parties related to such testing, as requested by Amedica.

c. Providing guidance and assistance in the clinical details of the Devices.

d. Using commercially reasonable efforts to generate interest in the Devices from companies who may seek to enter into a transaction with Amedica relating to the Devices.

e. Assisting in the filing of provisional patents and other patents pertaining to the Devices as determined by Amedica.

f. Assisting in applying for or otherwise seeking regulatory approval for the Devices or surgical processes for their implantation or other use.

3. Term and Termination.

a. The term (the “Term”) of this Agreement shall commence as of the Effective Date and shall continue until the later of: (i) ten (10) years from the date hereof; or (ii) the expiration of patent rights on the Devices, unless earlier terminated as provided hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

b. Either party has the right to terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other. In such event, Amedica shall be obligated to continue to pay royalty payments earned for Devices resulting from Dailey’s Development Services up to the date of termination.

c. Upon the death or termination of another Collaborator, not resulting in the termination of the Agreement by Dailey and any other Collaborator, this Agreement shall continue (subject to Subsection 3(b) above) as to Dailey and remaining Collaborator(s); provided, that the remaining parties to this Agreement shall, as soon as reasonably possible, negotiate in good faith any modifications to Dailey’s duties and compensation as may be appropriate under the circumstances.

4. Compensation for Assignment and Sale Proprietary Rights. As full consideration for the Development Services and any assignment of right in Devices to Amedica pursuant to Section 9 hereof, Amedica shall pay Dailey the total of the following:

a. Dailey shall, in the form of royalty or similar payments, receive the total of up to [***********] of the Net After-Tax Profits as separately agreed upon by Dailey and Amedica; provided, that this is subject to the provisions of Subsections 4(c) and 4(d) below. “Net After-Tax Profits” is defined as that portion of profits received by Amedica attributable to sale of Devices, after deducting from all gross proceeds from such sales the costs and expenses attributable to the development, testing, marketing and sale of the Devices (but not including any Amedica overhead or expenses unrelated to the Devices), and less all sales, use, occupation or excise taxes and all income taxes applicable to income generated from the Devices.

b. Dailey’s respective share of the Net After-Tax Profits shall be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

determined by Dailey and Amedica, in good faith, based upon Dailey’s contribution to the final form of the Devices, relative to the contributions of Amedica, other Collaborators and any third parties. Such share shall be calculated on a monthly basis, with payment to Dailey of each monthly amount no later than the last day of the following month.

c. Upon Dailey’s death, or upon letters from two independent physicians that Dailey is disabled and unable to perform the nature of the Development Services hereunder, this Agreement shall terminate as to Dailey; provided, that Dailey (or Dailey’s surviving spouse or estate) shall continue to be entitled to receive the royalties as provided herein, applicable to all Devices completed for marketing prior to the date of death or disability.

d. Notwithstanding any provision herein to the contrary, income used for calculating royalties payable to Dailey hereunder shall not include any sales attributable to the use of any Devices by any hospital or surgical center where Dailey (or a partner, shareholder, employed or contracting physician) currently practices medicine.

No provision under this Agreement, either overtly or covertly, directly or indirectly, requires or contemplates that Dailey make any recommendations to Dailey’s patients or health care facilities with respect to Amedica’s Devices or other products. There shall be no adjustment to the percentage of royalties, or the rate of any other compensation, if any, resulting from the presence of or absence of, any recommendations of Amedica’s Devices or other products to Dailey’s patients or health care facilities by Dailey.

e. Amedica shall maintain separate accountings relating to the Devices. Dailey shall, at all times, have reasonable access to examine Amedica’s books and records relating to the Devices.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

f. Dailey acknowledges that the payment provisions of this Section 4 represent the sole agreement between the parties with regard to Dailey’s compensation for all Development Services and any assignment of rights to the Devices; and Amedica shall not be obligated to make, or otherwise be liable for, any additional payment of compensation or reimbursement of expenses with regard to Development Services or the Devices or other similar type payment. It is the parties’ intent that this Agreement provide for the “sale or exchange of a capital asset” by Dailey to Amedica under Internal Revenue Code Section 1235 entitled “Sale or Exchange of Patents,” and that all payments made to Dailey hereunder shall be taxed as long-term capital gains. Nothing in this Agreement to the contrary shall imply that the parties intend that the payments to Dailey hereunder shall be for anything other than the transfer of all proprietary rights that Dailey may have in the Devices. Amedica is making no warranties or representations, however, as to ultimate taxability of the payments to Dailey hereunder.

5. Facilities. To the extent necessary, Amedica shall provide Dailey office space, equipment, telephone, secretarial help and all other equipment and related services necessary for the performance of the Development Services hereunder.

6. Exclusivity. Amedica acknowledges that Dailey has other professional business and investment dealings in addition to his responsibilities under this Agreement and that Dailey will not be required to devote his time exclusively to his responsibilities hereunder. Notwithstanding any provision herein to the contrary, Dailey agrees that during the Term, Amedica shall have the exclusive right to the Devices.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

7. Confidentiality.

a. Both during the Term and following termination of this Agreement for any reason, except as necessary for the performance of the Development Services hereunder, Dailey shall not, at any time or in any manner, directly or indirectly, use, divulge, disclose or communicate to any third-person or entity any information that was disclosed to or developed by Dailey during the course of performing the Development Services and which is not generally available to the public, including, without limiting the generality of the foregoing: information regarding matters affecting or relating to Amedica’s business or its Devices; the nature of Amedica’s properties or products, whether developed or under development; the identity of Amedica’s customers; prices which Amedica obtains or has obtained with respect to its products or services; information as to Amedica’s discussions, negotiations and/or dealings with actual or potential third-party buyers, investors, licensees or co-venturers; Amedica’s costs, overhead or profit margin; or Amedica’s operational methods or its business plans and processes. All material as such will be labeled “confidential”.

b. Records. Promptly following termination of this Agreement, Dailey shall deliver to Amedica any and all property of Amedica which may be in his possession including products, materials, memoranda, notes, records, reports, writings, drawings, diskettes, models and other materials or other documents or photocopies of the same in any tangible form whatsoever constituting confidential or proprietary information of Amedica, and any of the foregoing in intangible form.

8. Covenant Not to Compete.

a. Certain Acknowledgments and Agreements. Dailey recognizes and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

acknowledges the competitive and proprietary nature of Amedica’s business operations. Dailey acknowledges and agrees that a business will be deemed competitive with Amedica if it engages in a line of business in which it develops, manufactures or sells any products provided or offered by Amedica or any similar products, or products fulfilling the same function, in the Field of Interest (such business to be referred to as a “Competitive Business”).

b. Dailey agrees that during the Term and for an additional [***********] after termination of this Agreement (which period shall be tolled during the period of any violation or breach of any of the provisions hereof and for a period of [***********] thereafter), whether such termination is voluntary or involuntary, Dailey shall not:

(i) for his benefit, or on behalf of any other person or entity, directly or indirectly, as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any Competitive Business anywhere in the continental United States of America (the “Restricted Territory”), except that nothing contained herein shall preclude Dailey from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business; or

(ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any known customers or patrons of Amedica; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

(iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to Amedica or any present or future parent, subsidiary or affiliate of Amedica to leave the services of Amedica or any such parent, subsidiary or affiliate for any reason.

c. Reasonableness of Restrictions. Dailey further recognizes and acknowledges that: (i) the restrictions in this Section 8 are reasonable in relation to the skills which represent his principal salable asset both to Amedica and to any prospective employers, and (ii) the geographical scope of the provisions of this Section 7 is reasonable, legitimate and fair to Dailey in light of Amedica’s need to market its services and sell its products worldwide in order to have a sufficient customer base to make Amedica’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Dailey is qualified to earn his livelihood.

d. Survival of Acknowledgments and Agreements. The acknowledgments and agreements set forth in this Section 8 shall survive the expiration or termination of this Agreement and the termination of Dailey’s employment, or consulting arrangements, with Amedica for any reason.

9. Ownership of Ideas, Copyrights and Patents.

a. Disclosure of Devices. Dailey agrees that he will promptly disclose all Devices to Amedica and that he will not publish any Devices, or any information with regard thereto, without the prior written consent of Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

b. Property of Amedica. Amedica shall have the sole and exclusive right, even as to Dailey, to prepare, file, prosecute, obtain and maintain any and all patents and patent applications claiming any Devices. All Devices shall be the sole and exclusive property of Amedica and, subject to payment pursuant to the provisions of Section 3 hereof, Dailey hereby assigns to Amedica all of his right, title and interest in and to all of the Devices. Dailey further agrees to use his best efforts to ensure that no Devices will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

c. Prior Rights. Dailey has attached hereto as Schedule C (i) a list of all proprietary concepts and inventions in which he has any right, title, or interest as of the date of his execution of this Agreement (“Prior Rights”), and (ii) a list of all Prior Rights made, conceived, or developed, in whole or in part, by Dailey prior to the date of his execution of this Agreement, and Dailey represents that Schedule C is a complete and accurate list of all Prior rights.

d. Cooperation. Dailey hereby agrees to willfully cooperate with Amedica, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Amedica’s rights in and to any Devices, including, but not limited to, performing all acts deemed necessary or desirable by Amedica (both during the Term and for a period of [***********] after expiration of this Agreement) and joining in any proceeding to obtain letters patent, copyrights, trademarks

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

or other legal rights of the United States of America and of any and all other countries to Devices; provided, that, Amedica will bear the expense of all such proceedings. Dailey hereby agrees that any patent or other legal right covering any Device issued to Dailey personally, shall be assigned by Dailey to Amedica without charge by Dailey, except as specifically provided under Section 3 hereof.

e. Works Made For Hire. Without limiting the foregoing, Dailey further acknowledges that all original works of authorship made by such Dailey, within the Field of Interest, whether alone or jointly with others in the performance of the Development Services and which are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by Amedica. If any Device is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely and exclusively to, Amedica.

10. Representations and Warranties Regarding Prior Work and Legal Obligations.

a. Dailey hereby represents and warrants that he has no commitments or obligations with any prior employer or any other person or entity that, would restrict his ability to perform the Development Services, or is inconsistent with this Agreement and Dailey hereby agrees to indemnify and hold Amedica harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

b. Dailey represents that he has been advised by Amedica that at no

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

time should he divulge to, or use for the benefit of, Amedica any trade secret or confidential or proprietary information of any previous employer. Dailey acknowledges that he has not divulged or used any such information for the benefit of Amedica.

c. Dailey represents that he has not and will not misappropriate any invention that he played any part in creating while working for any former employer.

d. Dailey acknowledges that Amedica is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

11. Equitable Remedies. Dailey acknowledges that the breach of the provisions of Sections 7, 8, 9 and 10 above shall constitute irreparable damage to Amedica and, accordingly, Amedica may, in addition to all other available remedies under law and equity, obtain injunctive relief upon an alleged violation of such Sections pending resolution on the merits of any claims raised by Amedica hereunder.

12. Stock Option Arrangements. As further consideration hereunder, the parties agree in good faith to negotiate an agreement granting Dailey certain rights to obtain options for the purchase of Amedica stock. The nature, amount and terms of such options shall be agreed upon by the parties in good-faith as soon as reasonably possible.

13. Development Agreement Only. This Agreement constitutes a development agreement only. Nothing herein is intended, nor shall it be construed, to create any employer/ employee arrangement, partnership arrangement or other relationship between or among the parties except as expressly provided herein; and nothing herein is intended to grant to either party any right or interest in or to the assets, business or interests of the other party, nor the right to bind the other party except as expressly herein provided.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

14. Compliance with Laws and Regulations. The parties, at all times, shall interpret and apply the provisions of this Agreement strictly in accordance with all applicable laws and regulations, including, but not limited to, the so-called Stark federal anti-referral law and all Medicare and Medicaid laws and regulations.

If any provision of this Agreement is found, by any applicable court or government agency, to be in conflict with any applicable law or regulation, the provisions of such law or regulation shall govern; and the interpretation and operation under this Agreement shall be modified accordingly.

15. Indemnification by Amedica.

a. Amedica will indemnify and hold Dailey harmless from any and all claims, costs, judgments and expenses involving (i) any claim that any Device infringes or interferes with any patent or other proprietary claim of any third-party, and (ii) to the extent claimed or proven to be solely due to Device design or manufacturing defect (including reasonable attorneys’ fees) of whatever sort based on claims of product design or manufacturing defects whether sounding in negligence, strict liability at law, contract or statutory violation, and (iii) any breach by Amedica of any provision of this Agreement.

b. Any indemnification provided by Amedica hereunder shall not apply to any claim insofar as that claim (i) relates to a professional medical liability or malpractice claim brought against Dailey for professional acts or omissions in connection with the medical care or treatment associated with a Device; (ii) arises from any breach by Dailey of any provision of this Agreements; or (iii) arises from any knowing submission by Dailey of false data to Amedica or from any other intentional wrongdoing by Dailey.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

c. Promptly upon Dailey’s receipt of information concerning the commencement of any third-party claim, demand, action, suit or proceeding (collectively, “Action”) which is the subject of indemnification hereunder, Dailey shall notify Amedica in writing of the commencement of the Action. Any failure to provide such prompt notice shall relieve Amedica of its indemnification obligations to the extent Amedica has been materially prejudiced by such failure. Amedica may select counsel at its own expense and control the defense of such indemnity claim; and Dailey may participate jointly with Amedica in such defense, at Dailey’s expense, in which event the parties shall reasonably cooperate with each other subject, however, to Amedica’s ultimate control of the defense. With respect to any Action relating solely to the payment of money damages, Amedica shall have the sole right to defend, settle, or otherwise dispose of such claim on such teems as Amedica, in its sole discretion, shall deem appropriate; provided, that Amedica shall provide reasonable evidence of its ability to pay any damages claimed. If the Action involves any claim in which Dailey would become subject to injunctive relief or to other equitable relief, or Dailey’s business would be adversely affected in any manner, Amedica shall settle that claim only upon the written consent of Dailey, which shall not be unreasonably withheld.

16. Indemnification by Dailey. Except to the extent that any such claims arise through the wrongful act or neglect of Amedica, Dailey will indemnify and hold Amedica harmless from any and all claims, costs, judgments and expenses arising from any breach by Dailey of any provision of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

17. General.

a. Notices. All notices required or permitted to be given to a party hereunder shall be mailed by certified mail or registered mail, postage prepaid, to that party’s address set forth on the signature page of this Agreement (or to such other address specified in writing).

b. Default. If either party defaults in any of the covenants or provisions herein, the defaulting party shall pay all costs and attorneys’ fees incurred by the other party in enforcing its rights arising hereunder.

c. Governing Law and Venue. This Agreement shall be interpreted, performed and enforced according to the laws of Utah. Venue for any action hereof shall lie with the Third Judicial District Court of the State of Utah for the United States District Court for the District of Utah, Central Division.

d. Unenforceable Provision. If any provision of this Agreement is deemed unenforceable by any court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

e. Assignment. Amedica may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Amedica’s business or that aspect of Amedica’s business in which Dailey is principally involved. Dailey’s rights and obligations under this Agreement may not be assigned by that Dailey without the prior written consent of Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

f. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, other than any future parent, subsidiary or affiliate of Amedica.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

i. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

j. Construction. The parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party.

k. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l. Section Numbers and Headings. The Section and Subsection headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

IN WITNESS WHEREOF this 4th day of May, 2005.

AMEDICA

ADDRESS:	AMEDICA CORP.
A DELAWARE CORPORATION

Amedica Corporation
615 Arapeen Drive, Suite 302	By:	/s/ Ashok Khandkar
Salt Lake City, UT 84108	Its:	President and CEO

DAILEY

ADDRESS:

Andrew T. Dailey

[********************]	/s/ Andrew T. Dailey, M.D.
[********************]	ANDREW T. DAILEY, M.D.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Devices

The Devices consist of the following, [********************************]:

1.	[***********]

2.	[***********]

3.	[***********]

4.	[***********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE B

List of Collaborators

[********************************]

[1]	[***********]

[2]	[***********], and

[3]	[***********]

[********************************]

[1]	[***********]

[2]	[***********]

[3]	[***********], and

[4]	[***********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE C

Prior Rights

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.